UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 27, 2016

American Finance Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55197	90-0929989
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Amendment to Share Repurchase Program

On December 27, 2016, the board of directors (the “Board”) of American Finance Trust, Inc. (the “Company”) approved an amendment (the “SRP Amendment”) to the Company’s existing share repurchase program (the “SRP”) to provide that repurchase proceeds for any repurchase requests made during the twelve-month period that commenced on January 1, 2016 will be paid within 31 days of the earlier to occur of (1) the consummation of the merger of American Realty Capital — Retail Centers of America, Inc. (“RCA”) into a subsidiary of the Company pursuant to the Agreement and Plan of Merger dated September 6, 2016 entered into by the Company and RCA, among others (the “Merger Agreement”), and (2) the termination of the Merger Agreement.

The foregoing summary of the SRP Amendment is qualified by the text of the SRP Amendment, which is filed as an exhibit to this Form 8-K. The SRP was filed as an exhibit to the Company’s quarterly report on Form 10-Q for the period ended March 31, 2016, filed with the Securities and Exchange Commission on May 13, 2016.

Reinstatement of Distribution Reinvestment Plan

On August 30, 2016, in consideration of the strategic review process announced by the Company on June 30, 2016, the Board determined to suspend the Company’s distribution reinvestment plan (“DRIP”). Following the effectiveness of the joint proxy statement/prospectus in relation to the Merger on December 16, 2016, the Company is reinstating the DRIP. Stockholders who have previously elected to participate in the DRIP will have their distributions reinvested in shares of the Company’s common stock. The price per share for shares of common stock purchased under the DRIP will be the most-recent estimated per-share value as determined by the Board from time to time, which is currently $24.17 per share.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Amendment to Amended and Restated Share Repurchase Program
99.2(1)	The sections entitled “Risk Factors” and “The Companies—” of Amendment No. 2 to the Company’s registration statement on Form S-4.

(1) Filed with the Securities and Exchange Commission on December 16, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FINANCE TRUST, INC.

Date: December 30, 2016	By:	/s/ Nicholas Radesca
Nicholas Radesca Chief Financial Officer, Secretary and Treasurer